CALCULATION OF REGISTRATION FEE

	Maximum Aggregate	Amount of Registration
Title of Each Class of Securities Offered	Offering Price	Fee
Contingent Income Auto-	$1,155,000	$139.99
Callable Securities due 2027

February 2019

Pricing Supplement No. 1,537

Registration Statement Nos. 333-221595; 333-221595-01

Dated February 1, 2019

Filed pursuant to Rule 424(b)(2)

Morgan Stanley Finance LLC

Structured Investments

Opportunities in U.S. and International Equities

Contingent Income Auto-Callable Securities due February 4, 2027

All Payments on the Securities Based on the Worst Performing of the EURO STOXX® Select Dividend 30 Index, the NASDAQ-100 Index® and the MSCI Emerging Markets IndexSM

Fully and Unconditionally Guaranteed by Morgan Stanley

Principal at Risk Securities

The securities are unsecured obligations of Morgan Stanley Finance LLC (“MSFL”) and are fully and unconditionally guaranteed by Morgan Stanley. The securities have the terms described in the accompanying product supplement, index supplement and prospectus, as supplemented or modified by this document. The securities do not guarantee the repayment of principal and do not provide for the regular payment of interest. Instead, the securities will pay a contingent monthly coupon but only if the index closing value of each of the EURO STOXX® Select Dividend 30 Index, the NASDAQ-100 Index® and the MSCI Emerging Markets IndexSM is at or above 75% of its respective initial index value, which we refer to as the respective coupon threshold level, on each index business day during the applicable monthly observation period. However, if the index closing value of any underlying index is less than its coupon threshold level on any index business day during an observation period, we will pay no interest for the related observation period. In addition, the securities will be automatically redeemed if the index closing value of each underlying index is greater than or equal to 95% of its respective initial index value, which we refer to as the respective call threshold level, on any quarterly redemption determination date, for the early redemption payment equal to the stated principal amount and, if payable, the related contingent monthly coupon. No further payments will be made on the securities once they have been redeemed. At maturity, if the securities have not previously been redeemed and the final index value of each underlying index is greater than or equal to 60% of its respective initial index value, which we refer to as the respective downside threshold level, the payment at maturity will be the stated principal amount and, if payable, the related contingent monthly coupon. If, however, the final index value of any underlying index is less than its respective downside threshold level, investors will be fully exposed to the decline in the worst performing underlying index on a 1-to-1 basis and will receive a payment at maturity that is less than 60% of the stated principal amount of the securities and could be zero. Accordingly, investors in the securities must be willing to accept the risk of losing their entire initial investment and also the risk of not receiving any contingent monthly coupons throughout the 8-year term of the securities. Because all payments on the securities are based on the worst performing of the underlying indices, a decline beyond the respective coupon threshold level on any index business day during an observation period and/or beyond the respective downside threshold level on the final observation date, as applicable, of any underlying index will result in the forfeiture of contingent coupon payments and/or a significant loss of your investment, even if one or both of the other underlying indices have appreciated or have not declined as much. These long-dated securities are for investors who are willing to risk their principal based on the worst performing of three underlying indices and who seek an opportunity to earn interest at a potentially above-market rate in exchange for the risk of receiving no monthly coupons over the entire 8-year term. Investors will not participate in any appreciation of any underlying index. The securities are notes issued as part of MSFL’s Series A Global Medium-Term Notes program.

All payments are subject to our credit risk. If we default on our obligations, you could lose some or all of your investment. These securities are not secured obligations and you will not have any security interest in, or otherwise have any access to, any underlying reference asset or assets.

FINAL TERMS
Issuer:	Morgan Stanley Finance LLC
Guarantor:	Morgan Stanley
Underlying indices:	EURO STOXX® Select Dividend 30 Index (the “SD3E Index”), NASDAQ-100 Index® (the “NDX Index”) and MSCI Emerging Markets IndexSM (the “MXEF Index”)
Aggregate principal amount:	$1,155,000
Stated principal amount:	$1,000 per security
Issue price:	$1,000 per security (see “Commissions and issue price” below)
Pricing date:	February 1, 2019
Original issue date:	February 6, 2019 (3 business days after the pricing date)
Maturity date:	February 4, 2027
Contingent monthly coupon:

A contingent coupon will be paid on the securities on each coupon payment date but only if the index closing value of each underlying index is at or above its respective coupon threshold level on each index business day during an observation period. If payable, the contingent monthly coupon will be an amount in cash per stated principal amount corresponding to a return of approximately 13.08% per annum for each interest payment period for each applicable observation period.

If, on any index business day during an observation period, the index closing value of any underlying index is less than its respective coupon threshold level, we will pay no coupon for the applicable monthly period.  It is possible that any underlying index will close below its respective coupon threshold level on any index business day during most or all of the observation periods throughout the entire 8-year term of the securities so that you will receive few or no contingent monthly coupons.

Payment at maturity:

If the securities have not been automatically redeemed prior to maturity, the payment at maturity will be determined as follows:

If the final index value of each underlying index is greater than or equal to its respective downside threshold level, investors will receive the stated principal amount and, if payable, the contingent monthly coupon otherwise due with respect to the final observation period.

If the final index value of any underlying index is less than its respective downside threshold level, investors will receive (i) the stated principal amount multiplied by (ii) the index performance factor of the worst performing underlying index. Under these circumstances, the payment at maturity will be less than 60% of the stated principal amount of the securities and could be zero.

Terms continued on the following page
Agent:	Morgan Stanley & Co. LLC (“MS & Co.”), an affiliate of MSFL and a wholly owned subsidiary of Morgan Stanley. See “Supplemental information regarding plan of distribution; conflicts of interest.”
Estimated value on the pricing date:	$969.40 per security. See “Investment Summary” beginning on page 3.
Commissions and issue price:	Price to public	Agent’s commissions(1)	Proceeds to us(2)
Per security	$1,000	$5	$995
Total	$1,155,000	$5,775	$1,149,225

(1)	Selected dealers and their financial advisors will collectively receive from the agent, Morgan Stanley & Co LLC., a fixed sales commission of $5 for each security they sell. See “Supplemental information regarding plan of distribution; conflicts of interest.” For additional information, see “Plan of Distribution (Conflicts of Interest)” in the accompanying product supplement.

(2)	See “Use of proceeds and hedging” on page 32.

The securities involve risks not associated with an investment in ordinary debt securities. See “Risk Factors” beginning on page 13.

The Securities and Exchange Commission and state securities regulators have not approved or disapproved these securities, or determined if this document or the accompanying product supplement, index supplement and prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The securities are not deposits or savings accounts and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency or instrumentality, nor are they obligations of, or guaranteed by, a bank.

You should read this document together with the related product supplement, index supplement and prospectus, each of which can be accessed via the hyperlinks below. Please also see “Additional Terms of the Securities” and “Additional Information About the Securities” at the end of this document.

As used in this document, “we,” “us” and “our” refer to Morgan Stanley or MSFL, or Morgan Stanley and MSFL collectively, as the context requires.

Product Supplement for Auto-Callable Securities dated November 16, 2017            Index Supplement dated November 16, 2017

Prospectus dated November 16, 2017

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities due February 4, 2027

All Payments on the Securities Based on the Worst Performing of the EURO STOXX® Select Dividend 30 Index, the NASDAQ-100 Index® and the MSCI Emerging Markets IndexSM

Principal at Risk Securities

Terms continued from previous page:
Early redemption:

If, on any redemption determination date, beginning on May 2, 2019, the index closing value of each underlying index is greater than or equal to its respective call threshold level, the securities will be automatically redeemed for an early redemption payment on the related early redemption date. No further payments will be made on the securities once they have been redeemed.

The securities will not be redeemed early on any early redemption date if the index closing value of any underlying index is below the respective call threshold level for such underlying index on the related redemption determination date.

Early redemption payment:	The early redemption payment will be an amount equal to the stated principal amount for each security you hold and, if payable, the contingent monthly coupon with respect to the related observation period.
Call threshold level:

With respect to the SD3E Index: 1,787.055, which is approximately 95% of its initial index value

With respect to the NDX Index: 6,531.742, which is approximately 95% of its initial index value

With respect to the MXEF Index: 997.69, which is 95% of its initial index value

Redemption determination dates:	Quarterly, on May 2, 2019, August 1, 2019, November 1, 2019, February 3, 2020, May 4, 2020, August 3, 2020, November 2, 2020, February 1, 2021, May 3, 2021, August 2, 2021, November 1, 2021, February 1, 2022, May 2, 2022, August 1, 2022, November 1, 2022, February 1, 2023, May 2, 2023, August 1, 2023, November 1, 2023, February 1, 2024, May 2, 2024, August 1, 2024, November 1, 2024, February 3, 2025, May 2, 2025, August 1, 2025, November 3, 2025, February 2, 2026, May 4, 2026, August 3, 2026 and November 2, 2026, subject to postponement for non-index business days and certain market disruption events.
Early redemption dates:	Quarterly, on May 7, 2019, August 6, 2019, November 6, 2019, February 6, 2020, May 7, 2020, August 6, 2020, November 5, 2020, February 4, 2021, May 6, 2021, August 5, 2021, November 4, 2021, February 4, 2022, May 5, 2022, August 4, 2022, November 4, 2022, February 6, 2023, May 5, 2023, August 4, 2023, November 6, 2023, February 6, 2024, May 7, 2024, August 6, 2024, November 6, 2024, February 6, 2025, May 7, 2025, August 6, 2025, November 6, 2025, February 5, 2026, May 7, 2026, August 6, 2026 and November 5, 2026. If any such day is not a business day, that early redemption payment will be made on the next succeeding business day and no adjustment will be made to any early redemption payment made on that succeeding business day
Downside threshold level:

With respect to the SD3E Index: 1,128.666, which is 60% of its initial index value

With respect to the NDX Index: 4,125.311, which is approximately 60% of its initial index value

With respect to the MXEF Index: 630.12, which is 60% of its initial index value

Coupon threshold level:

With respect to the SD3E Index: 1,410.833, which is approximately 75% of its initial index value

With respect to the NDX Index: 5,156.639, which is approximately 75% of its initial index value

With respect to the MXEF Index: 787.65, which is 75% of its initial index value

Initial index value:

With respect to the SD3E Index: 1,881.11, which is its index closing value on the pricing date

With respect to the NDX Index: 6,875.518, which is its index closing value on the pricing date

With respect to the MXEF Index: 1,050.20, which is its index closing value on the pricing date

Final index value:	With respect to each index, the respective index closing value on the final observation date
Worst performing underlying:	The underlying index with the largest percentage decrease from the respective initial index value to the respective final index value
Index performance factor:	Final index value divided by the initial index value
Coupon payment dates:	Monthly, beginning March 6, 2019, as set forth under “Observation Period End-Dates and Coupon Payment Dates” below; provided that if any such day is not a business day, that coupon payment will be made on the next succeeding business day and no adjustment will be made to any coupon payment made on that succeeding business day. The contingent monthly coupon, if any, with respect to the final observation date will be paid on the maturity date
Final observation date:	February 1, 2027, subject to postponement for non-index business days and certain market disruption events.
Observation period end-dates:	Monthly, beginning March 1, 2019, as set forth under “Observation Period End-Dates and Coupon Payment Dates” below.
Observation period:	Each observation period will consist of each index business day from but excluding an observation period end-date to and including the following observation period end-date, provided that the first observation period will consist of each index business day from but excluding the pricing date to and including the first observation period end-date.
CUSIP / ISIN:	61768DJ71 / US61768DJ714
Listing:	The securities will not be listed on any securities exchange.

February 2019	Page 2

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities due February 4, 2027

All Payments on the Securities Based on the Worst Performing of the EURO STOXX® Select Dividend 30 Index, the NASDAQ-100 Index® and the MSCI Emerging Markets IndexSM

Principal at Risk Securities

Observation Period End-Dates and Coupon Payment Dates

Observation Period End-Dates	Coupon Payment Dates	Observation Period End-Dates	Coupon Payment Dates
3/1/2019	3/6/2019	3/1/2023	3/6/2023
4/1/2019	4/4/2019	4/3/2023	4/6/2023
5/2/2019	5/7/2019	5/2/2023	5/5/2023
6/3/2019	6/6/2019	6/1/2023	6/6/2023
7/1/2019	7/5/2019	7/3/2023	7/7/2023
8/1/2019	8/6/2019	8/1/2023	8/4/2023
9/3/2019	9/6/2019	9/1/2023	9/7/2023
10/1/2019	10/4/2019	10/2/2023	10/5/2023
11/1/2019	11/6/2019	11/1/2023	11/6/2023
12/2/2019	12/5/2019	12/1/2023	12/6/2023
1/2/2020	1/7/2020	1/2/2024	1/5/2024
2/3/2020	2/6/2020	2/1/2024	2/6/2024
3/2/2020	3/5/2020	3/1/2024	3/6/2024
4/1/2020	4/6/2020	4/2/2024	4/5/2024
5/4/2020	5/7/2020	5/2/2024	5/7/2024
6/1/2020	6/4/2020	6/3/2024	6/6/2024
7/1/2020	7/7/2020	7/1/2024	7/5/2024
8/3/2020	8/6/2020	8/1/2024	8/6/2024
9/1/2020	9/4/2020	9/3/2024	9/6/2024
10/1/2020	10/6/2020	10/1/2024	10/4/2024
11/2/2020	11/5/2020	11/1/2024	11/6/2024
12/1/2020	12/4/2020	12/2/2024	12/5/2024
1/4/2021	1/7/2021	1/2/2025	1/7/2025
2/1/2021	2/4/2021	2/3/2025	2/6/2025
3/1/2021	3/4/2021	3/3/2025	3/6/2025
4/1/2021	4/7/2021	4/1/2025	4/4/2025
5/3/2021	5/6/2021	5/2/2025	5/7/2025
6/1/2021	6/4/2021	6/2/2025	6/5/2025
7/1/2021	7/7/2021	7/1/2025	7/7/2025
8/2/2021	8/5/2021	8/1/2025	8/6/2025
9/1/2021	9/7/2021	9/2/2025	9/5/2025
10/1/2021	10/6/2021	10/1/2025	10/6/2025
11/1/2021	11/4/2021	11/3/2025	11/6/2025
12/1/2021	12/6/2021	12/1/2025	12/4/2025
1/3/2022	1/6/2022	1/2/2026	1/7/2026
2/1/2022	2/4/2022	2/2/2026	2/5/2026
3/1/2022	3/4/2022	3/2/2026	3/5/2026
4/1/2022	4/6/2022	4/1/2026	4/7/2026
5/2/2022	5/5/2022	5/4/2026	5/7/2026
6/1/2022	6/6/2022	6/1/2026	6/4/2026
7/1/2022	7/7/2022	7/1/2026	7/7/2026
8/1/2022	8/4/2022	8/3/2026	8/6/2026
9/1/2022	9/7/2022	9/1/2026	9/4/2026
10/3/2022	10/6/2022	10/1/2026	10/6/2026
11/1/2022	11/4/2022	11/2/2026	11/5/2026
12/1/2022	12/6/2022	12/1/2026	12/4/2026
1/3/2023	1/6/2023	1/4/2027	1/7/2027
2/1/2023	2/6/2023	2/1/2027 (final observation date)	2/4/2027 (maturity date)

February 2019	Page 3

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities due February 4, 2027

All Payments on the Securities Based on the Worst Performing of the EURO STOXX® Select Dividend 30 Index, the NASDAQ-100 Index® and the MSCI Emerging Markets IndexSM

Principal at Risk Securities

Contingent Income Auto-Callable Securities

Principal at Risk Securities

Contingent Income Auto-Callable Securities due February 4, 2027 All Payments on the Securities Based on the Worst Performing of the EURO STOXX® Select Dividend 30 Index, the NASDAQ-100 Index® and the MSCI Emerging Markets IndexSM (the “securities”) do not provide for the regular payment of interest. Instead, the securities will pay a contingent monthly coupon but only if the index closing value of each underlying index is at or above its respective coupon threshold level on each index business day during the applicable monthly observation period. However, if the index closing value of any underlying index is less than its respective coupon threshold level on any index business day during an observation period, we will pay no interest for the related monthly period. If the index closing value of any underlying index is less than its respective coupon threshold level on any index business day during each observation period, you will not receive any contingent monthly coupon for the entire 8-year term of the securities. We refer to these coupons as contingent, because there is no guarantee that you will receive a coupon payment on any coupon payment date. In addition, if the securities have not been automatically called prior to maturity and the final index value of any underlying index is less than its respective downside threshold level, investors will be fully exposed to the decline in the worst performing underlying index on a 1-to-1 basis, and will receive a payment at maturity that is less than 60% of the stated principal amount of the securities and could be zero. Accordingly, investors in the securities must be willing to accept the risk of losing their entire initial investment and also the risk of not receiving any contingent monthly coupons throughout the entire 8-year term of the securities.

Maturity:	Approximately 8 years

Contingent monthly coupon:	A contingent monthly coupon will be paid on the securities on each coupon payment date but only if the index closing value of each underlying index is at or above its respective coupon threshold level on each index business day during an observation period. If payable, the contingent monthly coupon will be an amount in cash per stated principal amount corresponding to a return of approximately 13.08% per annum for each interest payment period for each applicable observation period. If, on any day during an observation period, the index closing value of any underlying index is less than the respective coupon threshold level, we will pay no coupon for the applicable monthly period.

Automatic early redemption:	If the index closing value of each underlying index is greater than or equal to its call threshold level on any quarterly redemption determination date, beginning on May 2, 2019, the securities will be automatically redeemed for an early redemption payment equal to the stated principal amount and, if payable, the contingent monthly coupon with respect to the related observation period. No further payments will be made on the securities once they have been redeemed.

Payment at maturity:

If the securities have not been automatically redeemed prior to maturity, the payment at maturity will be determined as follows:

If the final index value of each underlying index is greater than or equal to its respective downside threshold level, investors will receive the stated principal amount and, if payable, the contingent monthly coupon otherwise due with respect to the final observation date.

If the final index value of any underlying index is less than its downside threshold level, investors will receive a payment at maturity equal to the stated principal amount times the index performance factor of the worst performing underlying index. Under these circumstances, the payment at maturity will be less than 60% of the stated principal amount of the securities and could be zero. No monthly coupon will be payable at maturity. Accordingly, investors in the securities must be willing to accept the risk of losing their entire initial investment.

February 2019	Page 4

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities due February 4, 2027

All Payments on the Securities Based on the Worst Performing of the EURO STOXX® Select Dividend 30 Index, the NASDAQ-100 Index® and the MSCI Emerging Markets IndexSM

Principal at Risk Securities

The original issue price of each security is $1,000. This price includes costs associated with issuing, selling, structuring and hedging the securities, which are borne by you, and, consequently, the estimated value of the securities on the pricing date is less than $1,000. We estimate that the value of each security on the pricing date is $969.40.

What goes into the estimated value on the pricing date?

In valuing the securities on the pricing date, we take into account that the securities comprise both a debt component and a performance-based component linked to the underlying indices. The estimated value of the securities is determined using our own pricing and valuation models, market inputs and assumptions relating to the underlying indices, instruments based on the underlying indices, volatility and other factors including current and expected interest rates, as well as an interest rate related to our secondary market credit spread, which is the implied interest rate at which our conventional fixed rate debt trades in the secondary market.

What determines the economic terms of the securities?

In determining the economic terms of the securities, including the contingent monthly coupon rate, the call threshold levels, the coupon threshold levels and the downside threshold levels, we use an internal funding rate, which is likely to be lower than our secondary market credit spreads and therefore advantageous to us. If the issuing, selling, structuring and hedging costs borne by you were lower or if the internal funding rate were higher, one or more of the economic terms of the securities would be more favorable to you.

What is the relationship between the estimated value on the pricing date and the secondary market price of the securities?

The price at which MS & Co. purchases the securities in the secondary market, absent changes in market conditions, including those related to the underlying indices, may vary from, and be lower than, the estimated value on the pricing date, because the secondary market price takes into account our secondary market credit spread as well as the bid-offer spread that MS & Co. would charge in a secondary market transaction of this type and other factors. However, because the costs associated with issuing, selling, structuring and hedging the securities are not fully deducted upon issuance, for a period of up to 12 months following the issue date, to the extent that MS & Co. may buy or sell the securities in the secondary market, absent changes in market conditions, including those related to the underlying indices, and to our secondary market credit spreads, it would do so based on values higher than the estimated value. We expect that those higher values will also be reflected in your brokerage account statements.

MS & Co. may, but is not obligated to, make a market in the securities, and, if it once chooses to make a market, may cease doing so at any time.

February 2019	Page 5

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities due February 4, 2027

All Payments on the Securities Based on the Worst Performing of the EURO STOXX® Select Dividend 30 Index, the NASDAQ-100 Index® and the MSCI Emerging Markets IndexSM

Principal at Risk Securities

Key Investment Rationale

The securities do not provide for the regular payment of interest. Instead, the securities will pay a contingent monthly coupon but only if the index closing value of each underlying index is at or above its respective coupon threshold level on each index business day during the related observation period. However, if the index closing value of any underlying index is less than its respective coupon threshold level on any index business day during the related observation period, we will pay no interest for the related monthly period. The securities have been designed for investors who are willing to forgo market floating interest rates and accept the risk of receiving no coupon payments for the entire 8-year term of the securities in exchange for an opportunity to earn interest at a potentially above-market rate if each underlying index closes at or above its respective coupon threshold level on the each index business day during an observation period until the securities are redeemed early or reach maturity.

The following scenarios are for illustrative purposes only to demonstrate how the coupon and the payment at maturity (if the securities have not previously been redeemed) are calculated, and do not attempt to demonstrate every situation that may occur. Accordingly, the securities may or may not be redeemed, the contingent monthly coupon may be payable in none of, or some but not all of, the monthly periods during the 8-year term of the securities and the payment at maturity may be less than 60% of the stated principal amount of the securities and may be zero.

Scenario 1: The securities are redeemed prior to maturity

This scenario assumes that, prior to early redemption, each underlying index closes at or above its coupon threshold level on each index business day during some observation periods, but one or more underlying indices close below the respective coupon threshold level(s) on any index business day during other observation periods. Investors receive the contingent monthly coupon, corresponding to a return of approximately 13.08% per annum, for the monthly periods for which each index closing value is at or above the respective coupon threshold level on each index business day during such observation period, but not for the monthly periods for which any index closing value is below the respective coupon threshold level on any index business day during such observation period.

When each underlying index closes at or above its respective call threshold level on a quarterly redemption determination date, the securities will be automatically redeemed for the stated principal amount and, if payable, the contingent monthly coupon with respect to the related observation period.

February 2019	Page 6

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities due February 4, 2027

All Payments on the Securities Based on the Worst Performing of the EURO STOXX® Select Dividend 30 Index, the NASDAQ-100 Index® and the MSCI Emerging Markets IndexSM

Principal at Risk Securities

Scenario 2: The securities are not redeemed prior to maturity, and investors receive principal back at maturity

This scenario assumes that each underlying index closes at or above the respective coupon threshold level on each index business day during some observation periods, but one or more underlying indices close below the respective coupon threshold level(s) on any index business day during other observation periods, and each underlying index closes below its respective call threshold level on every quarterly redemption determination date. Consequently, the securities are not automatically redeemed, and investors receive the contingent monthly coupon, corresponding to a return of approximately 13.08% per annum, for the monthly periods for which each index closing value is at or above the respective coupon threshold level on each index business day during the related observation period, but not for the monthly periods for which any index closing value is below the respective coupon threshold level on any index business day during the related observation period.

On the final observation date, each underlying index closes at or above its downside threshold level. At maturity, investors will receive the stated principal amount and, if payable, the contingent monthly coupon otherwise due with respect to the final observation period.

Scenario 3: The securities are not redeemed prior to maturity, and investors suffer a substantial loss of principal at maturity

This scenario assumes that each underlying index closes at or above the respective coupon threshold level on each index business day during some observation periods, but one or more underlying indices close below the respective coupon threshold level(s) on any index business day during other observation periods, and each underlying index closes below its respective call threshold level on every quarterly redemption determination date. Consequently, the securities are not automatically redeemed, and investors receive the contingent monthly coupon, corresponding to a return of approximately 13.08% per annum, for the monthly periods for which each index closing value is at or above the respective coupon threshold level on each index business day during the related observation period, but not for the monthly periods for which any index closing value is below the respective coupon threshold level on any index business day during the related observation period.

On the final observation date, one or more underlying indices close below the respective downside threshold level(s). At maturity, investors will receive an amount equal to the stated principal amount multiplied by the index performance factor of the worst performing underlying index. Under these circumstances, the payment at maturity will be less than 60% of the stated principal amount and could be zero. No coupon will be paid at maturity in this scenario.

February 2019	Page 7

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities due February 4, 2027

All Payments on the Securities Based on the Worst Performing of the EURO STOXX® Select Dividend 30 Index, the NASDAQ-100 Index® and the MSCI Emerging Markets IndexSM

Principal at Risk Securities

How the Securities Work

The following diagrams illustrate the potential outcomes for the securities depending on (1) the index closing values on each index business day during each observation period, (2) the index closing values on each quarterly redemption determination date and (3) the final index values. Please see “Hypothetical Examples” beginning on page 10 for illustration of hypothetical payouts on the securities.

Diagram #1: Contingent Monthly Coupons (Beginning on the First Coupon Payment Date until Early Redemption or Maturity)

Diagram #2: Automatic Early Redemption

February 2019	Page 8

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities due February 4, 2027

All Payments on the Securities Based on the Worst Performing of the EURO STOXX® Select Dividend 30 Index, the NASDAQ-100 Index® and the MSCI Emerging Markets IndexSM

Principal at Risk Securities

Diagram #3: Payment at Maturity if No Automatic Early Redemption Occurs

For more information about the payout upon an early redemption or at maturity in different hypothetical scenarios, see “Hypothetical Examples” starting on page 10.

February 2019	Page 9

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities due February 4, 2027

All Payments on the Securities Based on the Worst Performing of the EURO STOXX® Select Dividend 30 Index, the NASDAQ-100 Index® and the MSCI Emerging Markets IndexSM

Principal at Risk Securities

Hypothetical Examples

The following hypothetical examples illustrate how to determine whether a contingent monthly coupon is paid with respect to an observation period and how to calculate the payment at maturity, if any, if the securities have not been automatically redeemed early. The following examples are for illustrative purposes only. Whether you receive a contingent monthly coupon will be determined by reference to the index closing value of each underlying index on each index business day during an observation period, and the amount you will receive at maturity, if any, will be determined by reference to the final index value of each underlying index on the final observation date. The actual initial index value, call threshold level, coupon threshold level and downside threshold level for each underlying index are set forth on the cover of this document. All payments on the securities, if any, are subject to our credit risk. The numbers in the hypothetical examples below may have been rounded for the ease of analysis. The below examples are based on the following terms:

Contingent Monthly Coupon:	A contingent monthly coupon will be paid on the securities on each coupon payment date but only if the index closing value of each underlying index is at or above its respective coupon threshold level on each index business day during the related observation period. If payable, the contingent monthly coupon will be an amount in cash per stated principal amount corresponding to a return of 13.08% per annum for each interest payment period for each applicable observation period. These hypothetical examples reflect a contingent monthly coupon rate of 13.08% per annum (corresponding to approximately $10.90 per month per security*).
Automatic Early Redemption:	If the index closing value of each underlying index is greater than or equal to its respective call threshold level on any quarterly redemption determination date, the securities will be automatically redeemed for an early redemption payment equal to the stated principal amount and, if payable, the contingent monthly coupon with respect to the related observation period.
Payment at Maturity (if the securities have not been automatically redeemed early):

If the final index value of each underlying index is greater than or equal to its respective downside threshold level, investors will receive the stated principal amount and, if payable, the contingent monthly coupon otherwise due with respect to the final observation period.

If the final index value of any underlying index is less than its respective downside threshold level, investors will receive a payment at maturity equal to the stated principal amount multiplied by the index performance factor of the worst performing underlying index. Under these circumstances, the payment at maturity will be less than 60% of the stated principal amount of the securities and could be zero.

Stated Principal Amount:	$1,000
Hypothetical Initial Index Value:	With respect to the SD3E Index: 2,000 With respect to the NDX Index: 7,600 With respect to the MXEF Index: 1,000
Hypothetical Call Threshold Level:

With respect to the SD3E Index: 1,900, which is 95% of the hypothetical initial index value for such index

With respect to the NDX Index: 7,220, which is 95% of the hypothetical initial index value for such index

With respect to the MXEF Index: 950, which is 95% of the hypothetical initial index value for such index

Hypothetical Coupon Threshold Level:

With respect to the SD3E Index: 1,500, which is 75% of the hypothetical initial index value for such index

With respect to the NDX Index: 5,700, which is 75% of the hypothetical initial index value for such index

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With respect to the MXEF Index: 750, which is 75% of the hypothetical initial index value for such index
Hypothetical Downside Threshold level:

With respect to the SD3E Index: 1,200, which is 60% of the hypothetical initial index value for such index

With respect to the NDX Index: 4,560, which is 60% of the hypothetical initial index value for such index

With respect to the MXEF Index: 600, which is 60% of the hypothetical initial index value for such index

* The actual contingent monthly coupon will be an amount determined by the calculation agent based on the number of days in the applicable payment period, calculated on a 30/360 basis. The hypothetical contingent monthly coupon of $10.90 is used in these examples for ease of analysis.

How to determine whether a contingent monthly coupon is payable with respect to an observation period:

	Lowest Index Closing Value During the Observation Period			Contingent Monthly Coupon
	SD3E Index	NDX Index	MXEF Index
Example 1	2,100 (at or above the coupon threshold level on each index business day during the related observation period)	8,800 (at or above the coupon threshold level on each index business day during the related observation period)	1,200 (at or above the coupon threshold level on each index business day during the related observation period)	$10.90
Example 2	800 (below the coupon threshold level on at least one index business day during the related observation period)	6,100 (at or above the coupon threshold level on each index business day during the related observation period)	1,500 (at or above the coupon threshold level on each index business day during the related observation period)	$0
Example 3	1,600 (at or above the coupon threshold level on each index business day during the related observation period)	3,900 (below the coupon threshold level on at least one index business day during the related observation period)	600 (below the coupon threshold level on at least one index business day during the related observation period)	$0
Example 4	700 (below the coupon threshold level on at least one index business day during the related observation period)	2,800 (below the coupon threshold level on at least one index business day during the related observation period)	700 (below the coupon threshold level on at least one index business day during the related observation period)	$0

In example 1, each underlying index closes at or above its respective coupon threshold level on each index business day during the related observation period. Therefore, a contingent monthly coupon of $10.90 is paid on the relevant coupon payment date.

In each of examples 2 and 3, one or more underlying indices close below their respective coupon threshold levels level on at least one index business day during the related observation period. Therefore, no contingent monthly coupon is paid on the relevant coupon payment date.

In example 4, each underlying index closes below its respective coupon threshold level on at least one index business day during the related observation period, and, accordingly, no contingent monthly coupon is paid on the relevant coupon payment date.

If the index closing value of any underlying index is less than its respective coupon threshold level on any index business day during each observation period, you will not receive any contingent monthly coupons for the entire 8-year term of the securities.

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How to calculate the payment at maturity (if the securities have not been automatically redeemed):

If the index closing value of each underlying index is greater than or equal to its call threshold level on any quarterly redemption determination date, the securities will be automatically redeemed for an early redemption payment equal to the stated principal amount for each security you hold and, if payable, the contingent monthly coupon with respect to the related observation period.

The examples below illustrate how to calculate the payment at maturity if the securities have not been automatically redeemed prior to maturity.

	Final Index Value			Payment at Maturity
	SD3E Index	NDX Index	MXEF Index
Example 1:	900 (below the downside threshold level)	3,600 (below the downside threshold level)	800 (at or above the downside threshold level)	$1,000 x index performance factor of the worst performing underlying index = $1,000 x (900 / 2,000) = $450
Example 2:	1,500 (at or above the downside threshold level)	4,600 (at or above the downside threshold level)	400 (below the downside threshold level)	$1,000 x (400 / 1,000) = $400
Example 3:	900 (below the downside threshold level)	3,040 (below the downside threshold level)	300 (below the downside threshold level)	$1,000 x (300 / 1,000) = $300
Example 4:	600 (below the downside threshold level)	3,040 (below the downside threshold level)	400 (below the downside threshold level)	$1,000 x (600 / 2,000) = $300
Example 5:	2,300 (at or above the downside threshold level)	8,000 (at or above the downside threshold level)	2,000 (at or above the downside threshold level)

The stated principal amount and, if payable, the contingent monthly coupon with respect to the final observation period.

For more information, please see above under “How to determine whether a contingent monthly coupon is payable with respect to an observation period.”

In examples 1 and 2, the final index value(s) of one or two of the underlying indices are at or above the respective downside threshold level(s), but the final index value(s) of one or both of the other underlying indices are below the respective downside threshold level(s). Therefore, investors are exposed to the downside performance of the worst performing underlying index at maturity and receive at maturity an amount equal to the stated principal amount multiplied by the index performance factor of the worst performing underlying index. Moreover, investors do not receive any contingent monthly coupon for the final monthly period.

Similarly, in examples 3 and 4, the final index value of each underlying index is below its respective downside threshold level, and investors receive at maturity an amount equal to the stated principal amount times the index performance factor of the worst performing underlying index. In example 3, the SD3E Index has declined 55% from its initial index value to its final index value, the NDX Index has declined 60% from its initial index value to its final index value and the MXEF Index has declined 70% from its initial index value to its final index value. Therefore, the payment at maturity equals the stated principal amount multiplied by the index performance factor of the MXEF Index, which is the worst performing underlying index in this example. In example 4, the SD3E Index has declined 70% from its initial index value to its final index value, the NDX Index has declined 60% from its initial index value to its final index value and the MXEF Index has declined 60% from its initial index value. Therefore, the payment at maturity equals the stated principal amount times the index performance factor of the SD3E Index, which is the worst performing underlying index in this example. Moreover, investors do not receive the contingent monthly coupon for the final monthly period.

In example 5, the final index value of each underlying index is at or above its respective downside threshold level. Therefore, investors receive at maturity the stated principal amount of the securities and, if payable, the contingent monthly coupon otherwise due with respect to the final observation period. However, investors do not participate in any appreciation of the underlying indices.

If the final index value of ANY underlying index is below its respective downside threshold level, you will be exposed to the downside performance of the worst performing underlying index at maturity, and your payment at maturity will be less than $600 per security and could be zero.

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Risk Factors

The following is a list of certain key risk factors for investors in the securities. For further discussion of these and other risks, you should read the section entitled “Risk Factors” in the accompanying product supplement, index supplement and prospectus. We also urge you to consult with your investment, legal, tax, accounting and other advisers in connection with your investment in the securities.

▪	The securities do not guarantee the return of any principal. The terms of the securities differ from those of ordinary debt securities in that they do not guarantee the repayment of any principal. If the securities have not been automatically redeemed prior to maturity, and if the final index value of any underlying index is less than its downside threshold level of 60% of its initial index value, you will be exposed to the decline in the index closing value of the worst performing underlying index, as compared to its initial index value, on a 1-to-1 basis, and you will receive for each security that you hold at maturity an amount equal to the stated principal amount multiplied by the index performance factor of the worst performing underlying index. In this case, the payment at maturity will be less than 60% of the stated principal amount and could be zero.

▪	The securities do not provide for the regular payment of interest. The terms of the securities differ from those of ordinary debt securities in that they do not provide for the regular payment of interest. Instead, the securities will pay a contingent monthly coupon but only if the index closing value of each underlying index is at or above its respective coupon threshold level on each index business day during an observation period. If the index closing value of any underlying index is lower than its coupon threshold level on any index business day during an observation period, we will pay no coupon on the applicable coupon payment date. It is possible that the index closing value of any underlying index will be less than its respective coupon threshold level on any index business day during most or all of the observation periods throughout the entire term of the securities so that you will receive few or no contingent monthly coupons. If you do not earn sufficient contingent monthly coupons over the term of the securities, the overall return on the securities may be less than the amount that would be paid on a conventional debt security of ours of comparable maturity.

▪	You are exposed to the price risk of each underlying index, with respect to both the contingent monthly coupons, if any, and the payment at maturity, if any. Your return on the securities is not linked to a basket consisting of the underlying indices. Rather, it will be contingent upon the independent performance of each underlying index. Unlike an instrument with a return linked to a basket of underlying assets, in which risk is mitigated and diversified among all the components of the basket, you will be exposed to the risks related to each underlying index. Poor performance by any underlying index over the term of the securities will negatively affect your return and will not be offset or mitigated by any positive performance by the other underlying indices. To receive any contingent monthly coupons, each underlying index must close at or above its respective coupon threshold level on each index business day during the applicable observation period. In addition, if the securities have not been automatically redeemed early and any underlying index has declined to below its respective downside threshold level as of the final observation date, you will be fully exposed to the decline in the worst performing underlying index over the term of the securities on a 1-to-1 basis, even if one or both of the other underlying indices have appreciated or have not declined as much. Under this scenario, the value of any such payment will be less than 60% of the stated principal amount and could be zero. Accordingly, your investment is subject to the price risk of each underlying index.

▪	Because the securities are linked to the performance of the worst performing underlying index, you are exposed to greater risks of receiving no contingent monthly coupons and sustaining a significant loss on your investment than if the securities were linked to just one index. The risk that you will not receive any contingent monthly coupons, or that you will suffer a significant loss on your investment, is greater if you invest in the securities as opposed to substantially similar securities that are linked to the performance of just one underlying index. With three underlying indices, it is more likely that any underlying index will close below its coupon threshold level on any index business day during an observation period, and below its downside threshold level on the final observation date, than if the securities were linked to only one underlying index. Therefore, it is more likely that you will not receive any contingent monthly coupons and that you will suffer a significant loss on your investment. In addition, because each underlying index must close above its call threshold level on a quarterly redemption determination date in order for the

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Principal at Risk Securities

securities to be called prior to maturity, the securities are less likely to be called on any early redemption date than if the securities were linked to just one underlying index.

▪	The contingent monthly coupon, if any, is based on the value of each underlying index on each index business day during the related quarterly observation period. Whether the contingent monthly coupon will be paid on any coupon payment date will be determined at the end of the relevant interest period based on the index closing value of each underlying index on each index business day during the relevant quarterly observation period. If the index closing value of any underlying index on any index business day during an observation period is below the coupon threshold level for such index, you will not receive the contingent monthly coupon for the related interest period, even if the level of such underlying index was at or above its respective coupon threshold level on most or all of the other index business days during that observation period, and even if the index closing value(s) of one or both of the other underlying indices are at or above their respective coupon threshold level(s) on each index business day during that observation period.

▪	Investors will not participate in any appreciation in any underlying index. Investors will not participate in any appreciation in any underlying index from the initial index value for such index, and the return on the securities will be limited to the contingent monthly coupons, if any, that are paid until the securities are redeemed or reach maturity.

▪	The market price will be influenced by many unpredictable factors. Several factors, many of which are beyond our control, will influence the value of the securities in the secondary market and the price at which MS & Co. may be willing to purchase or sell the securities in the secondary market. We expect that generally the level of interest rates available in the market and the value of each underlying index on any day, including in relation to its respective coupon threshold level, downside threshold level, call threshold level and initial index value, will affect the value of the securities more than any other factors. Other factors that may influence the value of the securities include:

o	the volatility (frequency and magnitude of changes in value) of the underlying indices,

o	whether the index closing value of any underlying index has been below its respective coupon threshold level on any index business day during any observation period,

o	geopolitical conditions and economic, financial, political, regulatory or judicial events that affect the component stocks of the underlying indices or securities markets generally and which may affect the value of each underlying index,

o	dividend rates on the securities underlying the underlying indices,

o	the time remaining until the securities mature,

o	interest and yield rates in the market,

o	the availability of comparable instruments,

o	the composition of the underlying indices and changes in the constituent stocks of such indices, and

o	any actual or anticipated changes in our credit ratings or credit spreads.

Generally, the longer the time remaining to maturity, the more the market price of the securities will be affected by the other factors described above. Some or all of these factors will influence the price that you will receive if you sell your securities prior to maturity. In particular, if any underlying index has closed near or below its coupon threshold level, and especially if any underlying index has closed near or below its downside threshold level, the market value of the securities is expected to decrease substantially, and you may have to sell your securities at a substantial discount from the stated principal amount of $1,000 per security.

You cannot predict the future performance of any underlying index based on its historical performance. The value of any underlying index may decrease and be below the respective coupon threshold level for such index on any index business day during each observation period so that you will receive no return on your investment, and any or all of the underlying indices may close below the respective downside threshold level(s) on the final observation date so that you will lose more than 40% or all of your initial investment in the securities. There can be no assurance that the index

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closing value of each underlying index will be at or above the respective coupon threshold level on each index business day during an observation period so that you will receive a coupon payment on the securities for the applicable interest period, or that it will be at or above its respective downside threshold level on the final observation date so that you do not suffer a significant loss on your initial investment in the securities. See “EURO STOXX® Select Dividend 30 Index Overview,” “NASDAQ-100 Index® Overview” and “MSCI Emerging Markets IndexSM Overview” below.

▪	The securities are subject to our credit risk, and any actual or anticipated changes to our credit ratings or credit spreads may adversely affect the market value of the securities. You are dependent on our ability to pay all amounts due on the securities at maturity, upon early redemption or on any coupon payment date, and therefore you are subject to our credit risk. The securities are not guaranteed by any other entity. If we default on our obligations under the securities, your investment would be at risk and you could lose some or all of your investment. As a result, the market value of the securities prior to maturity will be affected by changes in the market’s view of our creditworthiness. Any actual or anticipated decline in our credit ratings or increase in the credit spreads charged by the market for taking our credit risk is likely to adversely affect the market value of the securities.

▪	As a finance subsidiary, MSFL has no independent operations and will have no independent assets. As a finance subsidiary, MSFL has no independent operations beyond the issuance and administration of its securities and will have no independent assets available for distributions to holders of MSFL securities if they make claims in respect of such securities in a bankruptcy, resolution or similar proceeding. Accordingly, any recoveries by such holders will be limited to those available under the related guarantee by Morgan Stanley and that guarantee will rank pari passu with all other unsecured, unsubordinated obligations of Morgan Stanley. Holders will have recourse only to a single claim against Morgan Stanley and its assets under the guarantee. Holders of securities issued by MSFL should accordingly assume that in any such proceedings they would not have any priority over and should be treated pari passu with the claims of other unsecured, unsubordinated creditors of Morgan Stanley, including holders of Morgan Stanley-issued securities.

▪	There are risks associated with investments in securities linked to the value of foreign (and especially emerging markets) equity securities. As the EURO STOXX® Select Dividend 30 Index and the MSCI Emerging Markets IndexSM are underlying indices, the securities are linked to the value of foreign equity securities. Investments in securities linked to the value of foreign equity securities involve risks associated with the securities markets in those countries, including risks of volatility in those markets, governmental intervention in those markets and cross-shareholdings in companies in certain countries. Also, there is generally less publicly available information about foreign companies than about U.S. companies that are subject to the reporting requirements of the United States Securities and Exchange Commission, and foreign companies are subject to accounting, auditing and financial reporting standards and requirements different from those applicable to U.S. reporting companies. The prices of securities issued in foreign markets may be affected by political, economic, financial and social factors in those countries, or global regions, including changes in government, economic and fiscal policies and currency exchange laws. In addition, the stocks included in the MSCI Emerging Markets IndexSM have been issued by companies in various emerging markets countries, which pose further risks in addition to the risks associated with investing in foreign equity markets generally. Countries with emerging markets may have relatively unstable governments, may present the risks of nationalization of businesses, restrictions on foreign ownership and prohibitions on the repatriation of assets, and may have less protection of property rights than more developed countries. The economies of countries with emerging markets may be based on only a few industries, may be highly vulnerable to changes in local or global trade conditions, and may suffer from extreme and volatile debt burdens or inflation rates. Local securities markets may trade a small number of securities and may be unable to respond effectively to increases in trading volume, potentially making prompt liquidation of holdings difficult or impossible at times. Moreover, the economies in such countries may differ favorably or unfavorably from the economy in the United States in such respects as growth of gross national product, rate of inflation, capital reinvestment, resources, self-sufficiency and balance of payment positions.

▪	All payments on the securities are based on the price performance of the underlying indices. Unlike “total return” indices, which would reflect dividends paid on the stocks that constitute the indices in addition to reflecting changes in the market prices of such stocks, the underlying indices are price-return indices. The performance of the underlying indices will therefore not reflect dividends paid on their component stocks. Moreover, although the EURO

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Principal at Risk Securities

STOXX® Select Dividend 30 Index tracks the performance of high dividend-yielding companies, such dividend payments are excluded in measuring the EURO STOXX® Select Dividend 30 Index’s performance, and the return on the securities will not include any dividends paid on the stocks that constitute any underlying index. The value of an underlying index may decline over the term of the securities even if, when distributions of dividend payments are taken into account, a direct investment in the stocks constituting such underlying index would have realized an overall positive return over the same period. The return on the securities will not include a total return feature.

▪	Not equivalent to investing in the underlying indices. Investing in the securities is not equivalent to investing in any underlying index or the component stocks of any underlying index. Investors in the securities will not participate in any positive performance of any underlying index, and will not have voting rights or rights to receive dividends or other distributions or any other rights with respect to stocks that constitute any underlying index.

▪	Reinvestment risk. The term of your investment in the securities may be shortened due to the automatic early redemption feature of the securities. If the securities are redeemed prior to maturity, you will receive no more contingent monthly coupons and may be forced to invest in a lower interest rate environment and may not be able to reinvest at comparable terms or returns.

▪	The securities will not be listed on any securities exchange and secondary trading may be limited. Accordingly, you should be willing to hold your securities for the entire 8-year term of the securities. The securities will not be listed on any securities exchange. Therefore, there may be little or no secondary market for the securities. MS & Co. may, but is not obligated to, make a market in the securities and, if it once chooses to make a market, may cease doing so at any time. When it does make a market, it will generally do so for transactions of routine secondary market size at prices based on its estimate of the current value of the securities, taking into account its bid/offer spread, our credit spreads, market volatility, the notional size of the proposed sale, the cost of unwinding any related hedging positions, the time remaining to maturity and the likelihood that it will be able to resell the securities. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the securities easily. Since other broker-dealers may not participate significantly in the secondary market for the securities, the price at which you may be able to trade your securities is likely to depend on the price, if any, at which MS & Co. is willing to transact. If, at any time, MS & Co. were to cease making a market in the securities, it is likely that there would be no secondary market for the securities. Accordingly, you should be willing to hold your securities to maturity.

▪	The rate we are willing to pay for securities of this type, maturity and issuance size is likely to be lower than the rate implied by our secondary market credit spreads and advantageous to us. Both the lower rate and the inclusion of costs associated with issuing, selling, structuring and hedging the securities in the original issue price reduce the economic terms of the securities, cause the estimated value of the securities to be less than the original issue price and will adversely affect secondary market prices. Assuming no change in market conditions or any other relevant factors, the prices, if any, at which dealers, including MS & Co., may be willing to purchase the securities in secondary market transactions will likely be significantly lower than the original issue price, because secondary market prices will exclude the issuing, selling, structuring and hedging-related costs that are included in the original issue price and borne by you and because the secondary market prices will reflect our secondary market credit spreads and the bid-offer spread that any dealer would charge in a secondary market transaction of this type as well as other factors.

The inclusion of the costs of issuing, selling, structuring and hedging the securities in the original issue price and the lower rate we are willing to pay as issuer make the economic terms of the securities less favorable to you than they otherwise would be.

However, because the costs associated with issuing, selling, structuring and hedging the securities are not fully deducted upon issuance, for a period of up to 12 months following the issue date, to the extent that MS & Co. may buy or sell the securities in the secondary market, absent changes in market conditions, including those related to the underlying indices, and to our secondary market credit spreads, it would do so based on values higher than the estimated value, and we expect that those higher values will also be reflected in your brokerage account statements.

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▪	The estimated value of the securities is determined by reference to our pricing and valuation models, which may differ from those of other dealers and is not a maximum or minimum secondary market price. These pricing and valuation models are proprietary and rely in part on subjective views of certain market inputs and certain assumptions about future events, which may prove to be incorrect. As a result, because there is no market-standard way to value these types of securities, our models may yield a higher estimated value of the securities than those generated by others, including other dealers in the market, if they attempted to value the securities. In addition, the estimated value on the pricing date does not represent a minimum or maximum price at which dealers, including MS & Co., would be willing to purchase your notes in the secondary market (if any exists) at any time. The value of your securities at any time after the date of this document will vary based on many factors that cannot be predicted with accuracy, including our creditworthiness and changes in market conditions. See also “The market price will be influenced by many unpredictable factors” above.

▪	Hedging and trading activity by our affiliates could potentially affect the value of the securities. One or more of our affiliates and/or third-party dealers have carried out, and will continue to carry out, hedging activities related to the securities (and to other instruments linked to the underlying indices or their component stocks), including trading in the stocks that constitute the underlying indices as well as in other instruments related to the underlying indices. As a result, these entities may be unwinding or adjusting hedge positions during the term of the securities, and the hedging strategy may involve greater and more frequent dynamic adjustments to the hedge as the final observation date approaches. Some of our affiliates also trade the stocks that constitute the underlying indices and other financial instruments related to the underlying indices on a regular basis as part of their general broker-dealer and other businesses. Any of these hedging or trading activities on or prior to the pricing date could have increased the initial index value of an underlying index, and, therefore, could have increased (i) the level at or above which such underlying index must close on any redemption determination date so that the securities are redeemed prior to maturity for the early redemption payment (depending also on the performance of the other underlying indices), (ii) the level at or above which such underlying index must close on each index business day during an observation period in order for you to earn a contingent monthly coupon (depending also on the performance of the other underlying indices) and (iii) the level at or above which such underlying index must close on the final observation date so that you are not exposed to the negative performance of the worst performing underlying index at maturity (depending also on the performance of the other underlying indices). Additionally, such hedging or trading activities during the term of the securities could affect the value of an underlying index on the redemption determination dates and on any index business day during an observation period, and, accordingly, whether we redeem the securities prior to maturity, whether we pay a contingent monthly coupon on the securities and the amount of cash you receive at maturity, if any (depending also on the performance of the other underlying indices).

▪	The calculation agent, which is a subsidiary of Morgan Stanley and an affiliate of MSFL, will make determinations with respect to the securities. As calculation agent, MS & Co. has determined the initial index value, call threshold level, coupon threshold level and downside threshold level for each underlying index and will determine whether you receive a contingent monthly coupon on each coupon payment date and/or at maturity, whether the securities will be redeemed on any early redemption date and the payment at maturity, if any. Moreover, certain determinations made by MS & Co., in its capacity as calculation agent, may require it to exercise discretion and make subjective judgments, such as with respect to the occurrence or non-occurrence of market disruption events and the selection of a successor index or calculation of the index closing value in the event of a market disruption event or discontinuance of an underlying index. These potentially subjective determinations may adversely affect the payout to you at maturity, if any. For further information regarding these types of determinations, see "Description of Auto-Callable Securities—Postponement of Determination Dates," "—Alternate Exchange Calculation in Case of an Event of Default,” "—Discontinuance of Any Underlying Index; Alteration of Method of Calculation” and "—Calculation Agent and Calculations" in the accompanying product supplement In addition, MS & Co. has determined the estimated value of the securities on the pricing date.

▪	Adjustments to the underlying indices could adversely affect the value of the securities. The publisher of each underlying index may add, delete or substitute the component stocks of such underlying index or make other methodological changes that could change the value of such underlying index. Any of these actions could adversely

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All Payments on the Securities Based on the Worst Performing of the EURO STOXX® Select Dividend 30 Index, the NASDAQ-100 Index® and the MSCI Emerging Markets IndexSM

Principal at Risk Securities

affect the value of the securities. The publisher of each underlying index may also discontinue or suspend calculation or publication of such underlying index at any time. In these circumstances, MS & Co., as the calculation agent, will have the sole discretion to substitute a successor index that is comparable to the discontinued index. MS & Co. could have an economic interest that is different than that of investors in the securities insofar as, for example, MS & Co. is permitted to consider indices that are calculated and published by MS & Co. or any of its affiliates. If MS & Co. determines that there is no appropriate successor index on any index business day during the term of the securities, the determination of whether a contingent monthly coupon will be payable on the securities on the applicable coupon payment date, whether the securities will be redeemed and/or the amount payable at maturity, if any, will be based on the value of such underlying index, based on the closing prices of the stocks constituting such underlying index at the time of such discontinuance, without rebalancing or substitution, computed by MS & Co. as calculation agent in accordance with the formula for calculating such underlying index last in effect prior to such discontinuance, as compared to the relevant call threshold level, coupon threshold level or downside threshold level, as applicable (depending also on the performance of the other underlying indices).

▪	The U.S. federal income tax consequences of an investment in the securities are uncertain. There is no direct legal authority as to the proper treatment of the securities for U.S. federal income tax purposes, and, therefore, significant aspects of the tax treatment of the securities are uncertain.

Please read the discussion under “Additional Information—Tax considerations” in this document concerning the U.S. federal income tax consequences of an investment in the securities. We intend to treat a security for U.S. federal income tax purposes as a single financial contract that provides for a coupon that will be treated as gross income to you at the time received or accrued, in accordance with your regular method of tax accounting. Under this treatment, the ordinary income treatment of the coupon payments, in conjunction with the capital loss treatment of any loss recognized upon the sale, exchange or settlement of the securities, could result in adverse tax consequences to holders of the securities because the deductibility of capital losses is subject to limitations. We do not plan to request a ruling from the Internal Revenue Service (the “IRS”) regarding the tax treatment of the securities, and the IRS or a court may not agree with the tax treatment described herein. If the IRS were successful in asserting an alternative treatment for the securities, the timing and character of income or loss on the securities might differ significantly from the tax treatment described herein. For example, under one possible treatment, the IRS could seek to recharacterize the securities as debt instruments. In that event, U.S. Holders (as defined below) would be required to accrue into income original issue discount on the securities every year at a “comparable yield” determined at the time of issuance (as adjusted based on the difference, if any, between the actual and the projected amount of any contingent payments on the securities) and recognize all income and gain in respect of the securities as ordinary income. The risk that financial instruments providing for buffers, triggers or similar downside protection features, such as the securities, would be recharacterized as debt is greater than the risk of recharacterization for comparable financial instruments that do not have such features.

Non-U.S. Holders (as defined below) should note that we currently intend to withhold on any coupon paid to Non-U.S. Holders generally at a rate of 30%, or at a reduced rate specified by an applicable income tax treaty under an “other income” or similar provision, and will not be required to pay any additional amounts with respect to amounts withheld.

In 2007, the U.S. Treasury Department and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. While it is not clear whether the securities would be viewed as similar to the prepaid forward contracts described in the notice, it is possible that any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, possibly with retroactive effect. The notice focuses on a number of issues, the most relevant of which for holders of the securities are the character and timing of income or loss and the degree, if any, to which income realized by non-U.S. investors should be subject to withholding tax. Both U.S. and Non-U.S. Holders should consult their tax advisers regarding the U.S. federal income tax consequences of an investment in the securities, including possible alternative treatments, the issues presented by this notice and any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

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Principal at Risk Securities

EURO STOXX® Select Dividend 30 Index Overview

The EURO STOXX® Select Dividend 30 Index is a price-return index that tracks the performance of the highest-dividend-yielding stocks across 11 Eurozone countries: Austria, Belgium, Finland, France, Germany, Ireland, Italy, Luxembourg, the Netherlands, Portugal and Spain. Although the EURO STOXX® Select Dividend 30 Index tracks the performance of high-dividend-yielding companies, it is a price-return index and, therefore, the return on the EURO STOXX® Select Dividend 30 Index will not include any dividends paid on the securities that make up the EURO STOXX® Select Dividend 30 Index. The EURO STOXX® Select Dividend 30 Index is reported by Bloomberg L.P. under the ticker symbol “SD3E.” For additional information about the EURO STOXX® Select Dividend 30 Index, see the information set forth under “Annex A—The EURO STOXX® Select Dividend 30 Index” below

Information as of market close on February 1, 2019:

Bloomberg Ticker Symbol:	SD3E	52 Week High (on 2/1/2018):	2,142.84
Current Index Value:	1,881.11	52 Week Low (on 12/27/2018):	1,757.89
52 Weeks Ago:	2,142.84

The following graph sets forth the daily index closing values of the SD3E Index for the period from January 1, 2014 through February 1, 2019. The related table sets forth the published high and low index closing values, as well as end-of-quarter index closing values, of the SD3E Index for each quarter for the period from January 1, 2014 through February 1, 2019. The index closing value of the SD3E Index on February 1, 2019 was 1,881.11. We obtained the information in the table below from Bloomberg Financial Markets, without independent verification. The SD3E Index has experienced periods of high volatility, and you should not take the historical values of the SD3E Index as an indication of its future performance.

SD3E Index Daily Index Closing Values January 1, 2014 to February 1, 2019

* The red line in the graph indicates the downside threshold level of 1,128.666, which is 60% of the initial index value, and the black line in the graph indicates the coupon threshold level of 1,410.833, which is approximately 75% of the initial index value.

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Principal at Risk Securities

EURO STOXX® Select Dividend 30 Index	High	Low	Period End
2014
First Quarter	1,753.94	1,612.68	1,753.94
Second Quarter	1,862.98	1,725.66	1,827.75
Third Quarter	1,842.27	1,688.01	1,769.45
Fourth Quarter	1,828.57	1,591.70	1,767.96
2015
First Quarter	2,022.66	1,704.30	1,996.71
Second Quarter	2,076.69	1,831.22	1,834.32
Third Quarter	1,974.34	1,694.06	1,747.01
Fourth Quarter	1,938.41	1,731.44	1,848.46
2016
First Quarter	1,832.79	1,601.85	1,802.47
Second Quarter	1,858.03	1,601.68	1,706.13
Third Quarter	1,836.90	1,644.56	1,808.40
Fourth Quarter	1,994.47	1,801.47	1,993.99
2017
First Quarter	2,084.12	1,958.10	2,084.12
Second Quarter	2,146.65	2,016.69	2,025.14
Third Quarter	2,135.02	2,031.30	2,135.02
Fourth Quarter	2,190.13	2,100.02	2,100.02
2018
First Quarter	2,182.31	1,965.04	2,012.22
Second Quarter	2,126.66	1,954.52	1,969.55
Third Quarter	2,054.31	1,944.69	1,978.76
Fourth Quarter	1,981.42	1,757.89	1,795.71
2019
First Quarter (through February 1, 2019)	1,895.35	1,784.68	1,881.11

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All Payments on the Securities Based on the Worst Performing of the EURO STOXX® Select Dividend 30 Index, the NASDAQ-100 Index® and the MSCI Emerging Markets IndexSM

Principal at Risk Securities

NASDAQ-100 Index® Overview

The NASDAQ-100 Index®, which is calculated, maintained and published by Nasdaq, Inc., is a modified capitalization-weighted index of 100 of the largest and most actively traded equity securities of non-financial companies listed on The NASDAQ Stock Market LLC. The NASDAQ-100 Index includes companies across a variety of major industry groups. At any moment in time, the value of the NASDAQ-100 Index equals the aggregate value of the then-current NASDAQ-100 Index share weights of each of the NASDAQ-100 Index component securities, which are based on the total shares outstanding of each such NASDAQ-100 Index component security, multiplied by each such security’s respective last sale price on NASDAQ (which may be the official closing price published by NASDAQ), and divided by a scaling factor, which becomes the basis for the reported NASDAQ-100 Index value. For additional information about the NASDAQ-100 Index® , see the information set forth under “NASDAQ-100 Index®” in the accompanying index supplement.

Information as of market close on February 1, 2019:

Bloomberg Ticker Symbol:	NDX	52 Week High (on 8/29/2018):	7,660.180
Current Index Value:	6,875.518	52 Week Low (on 12/24/2018):	5,899.354
52 Weeks Ago:	6,901.504

The following graph sets forth the daily index closing values of the NDX Index for in the period from January 1, 2014 through February 1, 2019. The related table sets forth the published high and low index closing values, as well as end-of-quarter index closing values, of the NDX Index for each quarter for the period from January 1, 2014 to February 1, 2019. The index closing value of the NDX Index on February 1, 2019 was 6,875.518. We obtained the information in the table and graph below from Bloomberg Financial Markets, without independent verification. The NDX Index has at times experienced periods of high volatility, and you should not take the historical values of the NDX Index as an indication of its future performance.

NDX Index Daily Index Closing Values January 1, 2014 to February 1, 2019

* The red line in the graph indicates the downside threshold level of 4,125.311, which is approximately 60% of the initial index value, and the black line in the graph indicates the coupon threshold level of 5,156.639, which is approximately 75% of the initial index value.

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Principal at Risk Securities

NASDAQ-100 Index®	High	Low	Period End
2014
First Quarter	3,727.185	3,440.502	3,595.736
Second Quarter	3,849.479	3,446.845	3,849.479
Third Quarter	4,103.083	3,857.938	4,049.445
Fourth Quarter	4,337.785	3,765.281	4,236.279
2015
First Quarter	4,483.049	4,089.648	4,333.688
Second Quarter	4,548.740	4,311.257	4,396.761
Third Quarter	4,679.675	4,016.324	4,181.060
Fourth Quarter	4,719.053	4,192.963	4,593.271
2016
First Quarter	4,497.857	3,947.804	4,483.655
Second Quarter	4,565.421	4,201.055	4,417.699
Third Quarter	4,891.363	4,410.747	4,875.697
Fourth Quarter	4,965.808	4,660.457	4,863.620
2017
First Quarter	5,439.742	4,911.333	5,436.232
Second Quarter	5,885.296	5,353.586	5,646.917
Third Quarter	6,004.380	5,596.956	5,979.298
Fourth Quarter	6,513.269	5,981.918	6,396.422
2018
First Quarter	7,131.121	6,306.100	6,581.126
Second Quarter	7,280.705	6,390.837	7,040.802
Third Quarter	7,660.180	7,014.554	7,627.650
Fourth Quarter	7,645.453	5,899.354	6,329.964
2019
First Quarter (through February 1, 2019)	6,906.839	6,147.128	6,875.518

“Nasdaq®,” “NASDAQ-100®” and “NASDAQ-100 Index®” are trademarks of Nasdaq, Inc. For more information, see “NASDAQ-100 Index®” in the accompanying index supplement.

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Principal at Risk Securities

MSCI Emerging Markets IndexSM Overview

The MSCI Emerging Markets IndexSM is a stock index calculated, published and disseminated daily by MSCI Inc. (“MSCI”) and is intended to provide performance benchmarks for certain emerging equity markets including Brazil, Chile, China, Colombia, Czech Republic, Egypt, Greece, Hungary, India, Indonesia, Korea, Malaysia, Mexico, Pakistan, Peru, Philippines, Poland, Qatar, Russia, South Africa, Taiwan, Thailand, Turkey and United Arab Emirates. For additional information about the MSCI Emerging Markets IndexSM, see the information set forth under “MSCI Emerging Markets IndexSM” and “MSCI Global Investable Market Indices Methodology” in the accompanying index supplement.

Information as of market close on February 1, 2019:

Bloomberg Ticker Symbol:	MXEF	52 Week High (on 2/1/2018):	1,248.65
Current Index Value:	1,050.20	52 Week Low (on 10/29/2018):	934.80
52 Weeks Ago:	1,248.65

The following graph sets forth the daily index closing values of the MXEF Index for the period from January 1, 2014 through February 1, 2019. The related table sets forth the published high and low index closing values, as well as end-of-quarter index closing values, of the MXEF Index for each quarter for the period from January 1, 2014 through February 1, 2019. The index closing value of the MXEF Index on February 1, 2019 was 1,050.20. We obtained the information in the table and graph below from Bloomberg Financial Markets, without independent verification. The MXEF Index has experienced periods of high volatility, and you should not take the historical values of the MXEF Index as an indication of its future performance.

MXEF Index Daily Index Closing Values January 1, 2014 to February 1, 2019

* The red line in the graph indicates the downside threshold level of 630.12, which is 60% of the initial index value, and the black line in the graph indicates the coupon threshold level of 787.65, which is 75% of the initial index value.

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Principal at Risk Securities

MSCI Emerging Markets IndexSM	High	Low	Period End
2014
First Quarter	1,002.66	916.56	994.65
Second Quarter	1,057.59	993.12	1,050.78
Third Quarter	1,100.98	1,005.33	1,005.33
Fourth Quarter	1,016.07	909.98	956.31
2015
First Quarter	993.82	934.73	974.57
Second Quarter	1,067.01	959.42	972.25
Third Quarter	971.91	771.77	792.05
Fourth Quarter	868.56	771.22	794.14
2016
First Quarter	836.80	688.52	836.80
Second Quarter	853.69	781.84	834.10
Third Quarter	927.29	819.19	903.46
Fourth Quarter	918.68	838.96	862.27
2017
First Quarter	973.08	861.88	958.37
Second Quarter	1,019.11	952.92	1,010.80
Third Quarter	1,112.92	1,002.48	1,081.72
Fourth Quarter	1,158.45	1,082.97	1,158.45
2018
First Quarter	1,273.07	1,142.85	1,170.88
Second Quarter	1,184.13	1,046.71	1,069.52
Third Quarter	1,092.36	1,003.33	1,047.91
Fourth Quarter	1,046.40	934.80	965.78
2019
First Quarter (through February 1, 2019)	1,050.20	949.57	1,050.20

The “MSCI Emerging Markets IndexSM” is a trademark of MSCI.  For more information, see “MSCI Emerging Markets IndexSM” in the accompanying index supplement.

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Additional Terms of the Securities

Please read this information in conjunction with the summary terms on the front cover of this document.

Additional Terms:
If the terms described herein are inconsistent with those described in the accompanying product supplement, index supplement or prospectus, the terms described herein shall control.
Underlying index publishers:

With respect to the SD3E Index, STOXX Limited, or any successor thereof.

With respect to the NDX Index, Nasdaq Inc., or any successor thereof.

With respect to the MXEF Index, MSCI Inc., or any successor thereof.

Interest period:	The monthly period from and including the original issue date (in the case of the first interest period) or the previous scheduled coupon payment date, as applicable, to but excluding the following scheduled coupon payment date, with no adjustment for any postponement thereof.
Record date:	The record date for each coupon payment date shall be the date one business day prior to such scheduled coupon payment date; provided, however, that any coupon payable at maturity (or upon early redemption) shall be payable to the person to whom the payment at maturity or early redemption payment, as the case may be, shall be payable.
Threshold level:	The accompanying product supplement refers to the threshold level as the “trigger level.”
Day count convention:	Interest will be computed on the basis of a 360-day year of twelve 30-day months.
Postponement of coupon payment dates (including the maturity date) and early redemption dates:	If the final observation date or any redemption determination date is postponed due to a non-index business day or certain market disruption events so that it falls less than two business days prior to the relevant scheduled maturity date or early redemption date, as applicable, the maturity date or the early redemption date will be postponed to the second business day following that final observation date or redemption determination date as postponed, and no adjustment will be made to any payment made on that postponed date.
Index closing value:

With respect to each of the SD3E Index and the NDX Index, the index closing value on any index business day shall be determined by the calculation agent and shall equal the official closing value of such underlying index, or any successor index as defined under “Discontinuance of Any Underlying Index; Alteration of Method of Calculation” in the accompanying product supplement, published at the regular official weekday close of trading on such index business day by the underlying index publisher for such underlying index, as determined by the calculation agent. In certain circumstances, the index closing value for the SD3E Index or the NDX Index will be based on the alternate calculation of such underlying index as described under “Discontinuance of Any Underlying Index; Alteration of Method of Calculation” in the accompanying product supplement.

With respect to the MXEF Index, the index closing value on any index business day shall be determined by the calculation agent and shall equal the closing value of such underlying index or any successor index reported by Bloomberg Financial Services, or any successor reporting service the calculation agent may select, on such index business day. In certain circumstances, the index closing value for the MXEF Index will be based on the alternate calculation of such underlying index as described under “Discontinuance of Any Underlying Index; Alteration of Method of Calculation” in the accompanying product supplement. The closing value of the MXEF Index reported by Bloomberg Financial Services may be lower or higher than the official closing value of the MXEF Index published by the underlying index publisher for such underlying index.

Denominations:	$1,000 per security and integral multiples thereof
Trustee:	The Bank of New York Mellon
Calculation agent:	MS & Co.
Issuer notices to registered security holders, the trustee and the depositary:

In the event that the maturity date is postponed due to postponement of the final observation date, the issuer shall give notice of such postponement and, once it has been determined, of the date to which the maturity date has been rescheduled (i) to each registered holder of the securities by mailing notice of such postponement by first class mail, postage prepaid, to such registered holder’s last address as it shall appear upon the registry books, (ii) to the trustee by facsimile, confirmed by mailing such notice to the trustee by first class mail, postage prepaid, at its New York office and (iii) to The Depository Trust Company (the “depositary”) by telephone or facsimile confirmed by mailing such notice to the depositary by first class mail,

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postage prepaid. Any notice that is mailed to a registered holder of the securities in the manner herein provided shall be conclusively presumed to have been duly given to such registered holder, whether or not such registered holder receives the notice. The issuer shall give such notice as promptly as possible, and in no case later than (i) with respect to notice of postponement of the maturity date, the business day immediately preceding the scheduled maturity date and (ii) with respect to notice of the date to which the maturity date has been rescheduled, the business day immediately following the final observation date as postponed.

In the event that the securities are subject to early redemption, the issuer shall, (i) on the business day following the applicable redemption determination date, give notice of the early redemption and the early redemption payment, including specifying the payment date of the amount due upon the early redemption, (x) to each registered holder of the securities by mailing notice of such early redemption by first class mail, postage prepaid, to such registered holder’s last address as it shall appear upon the registry books, (y) to the trustee by facsimile confirmed by mailing such notice to the trustee by first class mail, postage prepaid, at its New York office and (z) to the depositary by telephone or facsimile confirmed by mailing such notice to the depositary by first class mail, postage prepaid, and (ii) on or prior to the early redemption date, deliver the aggregate cash amount due with respect to the securities to the trustee for delivery to the depositary, as holder of the securities. Any notice that is mailed to a registered holder of the securities in the manner herein provided shall be conclusively presumed to have been duly given to such registered holder, whether or not such registered holder receives the notice. This notice shall be given by the issuer or, at the issuer’s request, by the trustee in the name and at the expense of the issuer, with any such request to be accompanied by a copy of the notice to be given.

The issuer shall, or shall cause the calculation agent to, (i) provide written notice to the trustee, on which notice the trustee may conclusively rely, and to the depositary of the amount of cash to be delivered as contingent monthly coupon, if any, with respect to each security on or prior to 10:30 a.m. (New York City time) on the business day preceding each coupon payment date, and (ii) deliver the aggregate cash amount due, if any, with respect to the contingent monthly coupon to the trustee for delivery to the depositary, as holder of the securities, on the applicable coupon payment date.

The issuer shall, or shall cause the calculation agent to, (i) provide written notice to the trustee, on which notice the trustee may conclusively rely, and to the depositary of the amount of cash to be delivered with respect to each stated principal amount of the securities, on or prior to 10:30 a.m. (New York City time) on the business day preceding the maturity date, and (ii) deliver the aggregate cash amount due with respect to the securities to the trustee for delivery to the depositary, as holder of the securities, on the maturity date.

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Additional Information About the Securities

Additional Information:
Minimum ticketing size:	$1,000 / 1 security
Tax considerations:

Prospective investors should note that the discussion under the section called “United States Federal Taxation” in the accompanying product supplement does not apply to the securities issued under this document and is superseded by the following discussion.

The following is a general discussion of the material U.S. federal income tax consequences and certain estate tax consequences of the ownership and disposition of the securities. This discussion applies only to investors in the securities who:

•     purchase the securities in the original offering; and

•     hold the securities as capital assets within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the “Code”).

This discussion does not describe all of the tax consequences that may be relevant to a holder in light of the holder’s particular circumstances or to holders subject to special rules, such as:

•     certain financial institutions;

•     insurance companies;

•     certain dealers and traders in securities or commodities;

•     investors holding the securities as part of a “straddle,” wash sale, conversion transaction, integrated transaction or constructive sale transaction;

•     U.S. Holders (as defined below) whose functional currency is not the U.S. dollar;

•     partnerships or other entities classified as partnerships for U.S. federal income tax purposes;

•     regulated investment companies;

•     real estate investment trusts; or

•     tax-exempt entities, including “individual retirement accounts” or “Roth IRAs” as defined in Section 408 or 408A of the Code, respectively.

If an entity that is classified as a partnership for U.S. federal income tax purposes holds the securities, the U.S. federal income tax treatment of a partner will generally depend on the status of the partner and the activities of the partnership. If you are a partnership holding the securities or a partner in such a partnership, you should consult your tax adviser as to the particular U.S. federal tax consequences of holding and disposing of the securities to you.

As the law applicable to the U.S. federal income taxation of instruments such as the securities is technical and complex, the discussion below necessarily represents only a general summary. The effect of any applicable state, local or non-U.S. tax laws is not discussed, nor are any alternative minimum tax consequences or consequences resulting from the Medicare tax on investment income. Moreover, the discussion below does not address the consequences to taxpayers subject to special tax accounting rules under Section 451(b) of the Code.

This discussion is based on the Code, administrative pronouncements, judicial decisions and final, temporary and proposed Treasury regulations, all as of the date hereof, changes to any of which subsequent to the date hereof may affect the tax consequences described herein. Persons considering the purchase of the securities should consult their tax advisers with regard to the application of the U.S. federal income tax laws to their particular situations as well as any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

General

Due to the absence of statutory, judicial or administrative authorities that directly address the

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treatment of the securities or instruments that are similar to the securities for U.S. federal income tax purposes, no assurance can be given that the IRS or a court will agree with the tax treatment described herein. We intend to treat a security for U.S. federal income tax purposes as a single financial contract that provides for a coupon that will be treated as gross income to you at the time received or accrued in accordance with your regular method of tax accounting. In the opinion of our counsel, Davis Polk & Wardwell LLP, this treatment of the securities is reasonable under current law; however, our counsel has advised us that it is unable to conclude affirmatively that this treatment is more likely than not to be upheld, and that alternative treatments are possible.

You should consult your tax adviser regarding all aspects of the U.S. federal tax consequences of an investment in the securities (including possible alternative treatments of the securities). Unless otherwise stated, the following discussion is based on the treatment of each security as described in the previous paragraph.

Tax Consequences to U.S. Holders

This section applies to you only if you are a U.S. Holder. As used herein, the term “U.S. Holder” means a beneficial owner of a security that is, for U.S. federal income tax purposes:

•     a citizen or individual resident of the United States;

•     a corporation, or other entity taxable as a corporation, created or organized in or under the laws of the United States, any state thereof or the District of Columbia; or

•     an estate or trust the income of which is subject to U.S. federal income taxation regardless of its source.

Tax Treatment of the Securities

Assuming the treatment of the securities as set forth above is respected, the following U.S. federal income tax consequences should result.

Tax Basis. A U.S. Holder’s tax basis in the securities should equal the amount paid by the U.S. Holder to acquire the securities.

Tax Treatment of Coupon Payments. Any coupon payment on the securities should be taxable as ordinary income to a U.S. Holder at the time received or accrued, in accordance with the U.S. Holder’s regular method of accounting for U.S. federal income tax purposes.

Sale, Exchange or Settlement of the Securities. Upon a sale, exchange or settlement of the securities, a U.S. Holder should recognize gain or loss equal to the difference between the amount realized on the sale, exchange or settlement and the U.S. Holder’s tax basis in the securities sold, exchanged or settled. For this purpose, the amount realized does not include any coupon paid at settlement and may not include sale proceeds attributable to an accrued coupon, which may be treated as a coupon payment. Any such gain or loss recognized should be long-term capital gain or loss if the U.S. Holder has held the securities for more than one year at the time of the sale, exchange or settlement, and should be short-term capital gain or loss otherwise. The ordinary income treatment of the coupon payments, in conjunction with the capital loss treatment of any loss recognized upon the sale, exchange or settlement of the securities, could result in adverse tax consequences to holders of the securities because the deductibility of capital losses is subject to limitations.

Possible Alternative Tax Treatments of an Investment in the Securities

Due to the absence of authorities that directly address the proper tax treatment of the securities, no assurance can be given that the IRS will accept, or that a court will uphold, the treatment described above. In particular, the IRS could seek to analyze the U.S. federal income tax consequences of owning the securities under Treasury regulations governing

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contingent payment debt instruments (the “Contingent Debt Regulations”). If the IRS were successful in asserting that the Contingent Debt Regulations applied to the securities, the timing and character of income thereon would be significantly affected. Among other things, a U.S. Holder would be required to accrue into income original issue discount on the securities every year at a “comparable yield” determined at the time of their issuance, adjusted upward or downward to reflect the difference, if any, between the actual and the projected amount of any contingent payments on the securities. Furthermore, any gain realized by a U.S. Holder at maturity or upon a sale, exchange or other disposition of the securities would be treated as ordinary income, and any loss realized would be treated as ordinary loss to the extent of the U.S. Holder’s prior accruals of original issue discount and as capital loss thereafter. The risk that financial instruments providing for buffers, triggers or similar downside protection features, such as the securities, would be recharacterized as debt is greater than the risk of recharacterization for comparable financial instruments that do not have such features.

Other alternative federal income tax treatments of the securities are possible, which, if applied, could significantly affect the timing and character of the income or loss with respect to the securities. In 2007, the U.S. Treasury Department and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. The notice focuses on whether to require holders of “prepaid forward contracts” and similar instruments to accrue income over the term of their investment. It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments; whether short-term instruments should be subject to any such accrual regime; the relevance of factors such as the exchange–traded status of the instruments and the nature of the underlying property to which the instruments are linked; whether these instruments are or should be subject to the “constructive ownership” rule, which very generally can operate to recharacterize certain long-term capital gain as ordinary income and impose an interest charge; and appropriate transition rules and effective dates. While it is not clear whether instruments such as the securities would be viewed as similar to the prepaid forward contracts described in the notice, any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, possibly with retroactive effect. U.S. Holders should consult their tax advisers regarding the U.S. federal income tax consequences of an investment in the securities, including possible alternative treatments and the issues presented by this notice.

Backup Withholding and Information Reporting

Backup withholding may apply in respect of payments on the securities and the payment of proceeds from a sale, exchange or other disposition of the securities, unless a U.S. Holder provides proof of an applicable exemption or a correct taxpayer identification number and otherwise complies with applicable requirements of the backup withholding rules. The amounts withheld under the backup withholding rules are not an additional tax and may be refunded, or credited against the U.S. Holder’s U.S. federal income tax liability, provided that the required information is timely furnished to the IRS.  In addition, information returns will be filed with the IRS in connection with payments on the securities and the payment of proceeds from a sale, exchange or other disposition of the securities, unless the U.S. Holder provides proof of an applicable exemption from the information reporting rules.

Tax Consequences to Non-U.S. Holders

This section applies to you only if you are a Non-U.S. Holder. As used herein, the term “Non-U.S. Holder” means a beneficial owner of a security that is for U.S. federal income tax purposes:

•     an individual who is classified as a nonresident alien;

•     a foreign corporation; or

•     a foreign estate or trust.

The term “Non-U.S. Holder” does not include any of the following holders:

•     a holder who is an individual present in the United States for 183 days or more in the taxable year of disposition and who is not otherwise a resident of the

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United States for U.S. federal income tax purposes;

•     certain former citizens or residents of the United States; or

•     a holder for whom income or gain in respect of the securities is effectively connected with the conduct of a trade or business in the United States.

Such holders should consult their tax advisers regarding the U.S. federal income tax consequences of an investment in the securities.

Although significant aspects of the tax treatment of each security are uncertain, we intend to withhold on any coupon paid to a Non-U.S. Holder generally at a rate of 30% or at a reduced rate specified by an applicable income tax treaty under an “other income” or similar provision. We will not be required to pay any additional amounts with respect to amounts withheld. In order to claim an exemption from, or a reduction in, the 30% withholding tax, a Non-U.S. Holder of the securities must comply with certification requirements to establish that it is not a U.S. person and is eligible for such an exemption or reduction under an applicable tax treaty. If you are a Non-U.S. Holder, you should consult your tax adviser regarding the tax treatment of the securities, including the possibility of obtaining a refund of any withholding tax and the certification requirement described above.

Section 871(m) Withholding Tax on Dividend Equivalents

Section 871(m) of the Code and Treasury regulations promulgated thereunder (“Section 871(m)”) generally impose a 30% (or a lower applicable treaty rate) withholding tax on dividend equivalents paid or deemed paid to Non-U.S. Holders with respect to certain financial instruments linked to U.S. equities or indices that include U.S. equities (each, an “Underlying Security”). Subject to certain exceptions, Section 871(m) generally applies to securities that substantially replicate the economic performance of one or more Underlying Securities, as determined based on tests set forth in the applicable Treasury regulations (a “Specified Security”). However, pursuant to an IRS notice, Section 871(m) will not apply to securities issued before January 1, 2021 that do not have a delta of one with respect to any Underlying Security. Based on our determination that the securities do not have a delta of one with respect to any Underlying Security, our counsel is of the opinion that the securities should not be Specified Securities and, therefore, should not be subject to Section 871(m).

Our determination is not binding on the IRS, and the IRS may disagree with this determination. Section 871(m) is complex and its application may depend on your particular circumstances, including whether you enter into other transactions with respect to an Underlying Security. If Section 871(m) withholding is required, we will not be required to pay any additional amounts with respect to the amounts so withheld. You should consult your tax adviser regarding the potential application of Section 871(m) to the securities.

U.S. Federal Estate Tax

Individual Non-U.S. Holders and entities the property of which is potentially includible in such an individual’s gross estate for U.S. federal estate tax purposes (for example, a trust funded by such an individual and with respect to which the individual has retained certain interests or powers) should note that, absent an applicable treaty exemption, the securities may be treated as U.S.-situs property subject to U.S. federal estate tax. Prospective investors that are non-U.S. individuals, or are entities of the type described above, should consult their tax advisers regarding the U.S. federal estate tax consequences of an investment in the securities.

Backup Withholding and Information Reporting

Information returns will be filed with the IRS in connection with any coupon payment and may be filed with the IRS in connection with the payment at maturity on the securities and the payment of proceeds from a sale, exchange or other disposition. A Non-U.S. Holder may be subject to backup withholding in respect of amounts paid to the Non-U.S. Holder, unless such

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Non-U.S. Holder complies with certification procedures to establish that it is not a U.S. person for U.S. federal income tax purposes or otherwise establishes an exemption. The amount of any backup withholding from a payment to a Non-U.S. Holder will be allowed as a credit against the Non-U.S. Holder’s U.S. federal income tax liability and may entitle the Non-U.S. Holder to a refund, provided that the required information is timely furnished to the IRS.

FATCA

Legislation commonly referred to as “FATCA” generally imposes a withholding tax of 30% on payments to certain non-U.S. entities (including financial intermediaries) with respect to certain financial instruments, unless various U.S. information reporting and due diligence requirements have been satisfied. An intergovernmental agreement between the United States and the non-U.S. entity’s jurisdiction may modify these requirements. FATCA generally applies to certain financial instruments that are treated as paying U.S.-source interest or other U.S.-source “fixed or determinable annual or periodical” income (“FDAP income”). Withholding (if applicable) applies to payments of U.S.-source FDAP income and to payments of gross proceeds of the disposition (including upon retirement) of certain financial instruments treated as providing for U.S.-source interest or dividends. Under recently proposed regulations (the preamble to which specifies that taxpayers are permitted to rely on them pending finalization), no withholding will apply on payments of gross proceeds. While the treatment of the securities is unclear, you should assume that any coupon payment with respect to the securities will be subject to the FATCA rules. If withholding applies to the securities, we will not be required to pay any additional amounts with respect to amounts withheld. Both U.S. and Non-U.S. Holders should consult their tax advisers regarding the potential application of FATCA to the securities.

The discussion in the preceding paragraphs, insofar as it purports to describe provisions of U.S. federal income tax laws or legal conclusions with respect thereto, constitutes the full opinion of Davis Polk & Wardwell LLP regarding the material U.S. federal tax consequences of an investment in the securities.

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Use of proceeds and hedging:

The proceeds from the sale of the securities will be used by us for general corporate purposes. We will receive, in aggregate, $1,000 per security issued, because, when we enter into hedging transactions in order to meet our obligations under the securities, our hedging counterparty will reimburse the cost of the agent’s commissions. The costs of the securities borne by you and described beginning on page 3 above comprise the agent’s commissions and the cost of issuing, structuring and hedging the securities.

On or prior to the pricing date, we hedged our anticipated exposure in connection with the securities by entering into hedging transactions with our affiliates and/or third-party dealers. We expect our hedging counterparties to have taken positions in the stocks constituting the underlying indices and in futures and/or options contracts on the underlying indices or the component stocks of the underlying indices listed on major securities markets. Such purchase activity could have increased the initial index value of an underlying index, and, as a result, could have increased (i) the level at or above which such underlying index must close on any redemption determination date so that the securities are redeemed prior to maturity for the early redemption payment (depending also on the performance of the other underlying indices), (ii) the level at or above which such underlying index must close on each index business day during the applicable observation period in order for you to earn a contingent monthly coupon (depending also on the performance of the other underlying indices) and (iii) the level at or above which such underlying index must close on the final observation date so that you are not exposed to the negative performance of the worst performing underlying index at maturity (depending also on the performance of the other underlying indices). These entities may be unwinding or adjusting hedge positions during the term of the securities, and the hedging strategy may involve greater and more frequent dynamic adjustments to the hedge as the final observation date approaches. Additionally, our hedging activities, as well as our other trading activities, during the term of the securities could potentially affect the value of an underlying index on the redemption determination dates and on any index business day during the related observation period, and, accordingly, whether we redeem the securities prior to maturity, whether we pay a contingent monthly coupon on the securities and the amount of cash you receive at maturity, if any (depending also on the performance of the other underlying indices).

Benefit plan investor considerations:

Each fiduciary of a pension, profit-sharing or other employee benefit plan subject to Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) (a “Plan”), should consider the fiduciary standards of ERISA in the context of the Plan’s particular circumstances before authorizing an investment in the securities. Accordingly, among other factors, the fiduciary should consider whether the investment would satisfy the prudence and diversification requirements of ERISA and would be consistent with the documents and instruments governing the Plan.

In addition, we and certain of our affiliates, including MS & Co., may each be considered a “party in interest” within the meaning of ERISA, or a “disqualified person” within the meaning of the Internal Revenue Code of 1986, as amended (the “Code”), with respect to many Plans, as well as many individual retirement accounts and Keogh plans (such accounts and plans, together with other plans, accounts and arrangements subject to Section 4975 of the Code, also “Plans”). ERISA Section 406 and Code Section 4975 generally prohibit transactions between Plans and parties in interest or disqualified persons. Prohibited transactions within the meaning of ERISA or the Code would likely arise, for example, if the securities are acquired by or with the assets of a Plan with respect to which MS & Co. or any of its affiliates is a service provider or other party in interest, unless the securities are acquired pursuant to an exemption from the “prohibited transaction” rules. A violation of these “prohibited transaction” rules could result in an excise tax or other liabilities under ERISA and/or Section 4975 of the Code for such persons, unless exemptive relief is available under an applicable statutory or administrative exemption.

The U.S. Department of Labor has issued five prohibited transaction class exemptions (“PTCEs”) that may provide exemptive relief for direct or indirect prohibited transactions resulting from the purchase or holding of the securities. Those class exemptions are PTCE 96-23 (for certain transactions determined by in-house asset managers), PTCE 95-60 (for certain transactions involving insurance company general accounts), PTCE 91-38 (for certain transactions involving bank collective investment funds), PTCE 90-1 (for certain transactions involving insurance company separate accounts) and PTCE 84-14 (for certain transactions determined by independent qualified professional asset managers). In addition, ERISA

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Section 408(b)(17) and Code Section 4975(d)(20) provide an exemption for the purchase and sale of securities and the related lending transactions, provided that neither the issuer of the securities nor any of its affiliates has or exercises any discretionary authority or control or renders any investment advice with respect to the assets of the Plan involved in the transaction and provided further that the Plan pays no more, and receives no less, than “adequate consideration” in connection with the transaction (the so-called “service provider” exemption). There can be no assurance that any of these class or statutory exemptions will be available with respect to transactions involving the securities.

Because we may be considered a party in interest with respect to many Plans, the securities may not be purchased, held or disposed of by any Plan, any entity whose underlying assets include “plan assets” by reason of any Plan’s investment in the entity (a “Plan Asset Entity”) or any person investing “plan assets” of any Plan, unless such purchase, holding or disposition is eligible for exemptive relief, including relief available under PTCEs 96-23, 95-60, 91-38, 90-1, 84-14 or the service provider exemption or such purchase, holding or disposition is otherwise not prohibited. Any purchaser, including any fiduciary purchasing on behalf of a Plan, transferee or holder of the securities will be deemed to have represented, in its corporate and its fiduciary capacity, by its purchase and holding of the securities that either (a) it is not a Plan or a Plan Asset Entity and is not purchasing such securities on behalf of or with “plan assets” of any Plan or with any assets of a governmental, non-U.S. or church plan that is subject to any federal, state, local or non-U.S. law that is substantially similar to the provisions of Section 406 of ERISA or Section 4975 of the Code (“Similar Law”) or (b) its purchase, holding and disposition of these securities will not constitute or result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or violate any Similar Law.

Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries or other persons considering purchasing the securities on behalf of or with “plan assets” of any Plan consult with their counsel regarding the availability of exemptive relief.

The securities are contractual financial instruments. The financial exposure provided by the securities is not a substitute or proxy for, and is not intended as a substitute or proxy for, individualized investment management or advice for the benefit of any purchaser or holder of the securities. The securities have not been designed and will not be administered in a manner intended to reflect the individualized needs and objectives of any purchaser or holder of the securities.

Each purchaser or holder of any securities acknowledges and agrees that:

(i)    the purchaser or holder or its fiduciary has made and shall make all investment decisions for the purchaser or holder and the purchaser or holder has not relied and shall not rely in any way upon us or our affiliates to act as a fiduciary or adviser of the purchaser or holder with respect to (A) the design and terms of the securities, (B) the purchaser or holder’s investment in the securities, or (C) the exercise of or failure to exercise any rights we have under or with respect to the securities;

(ii)   we and our affiliates have acted and will act solely for our own account in connection with (A) all transactions relating to the securities and (B) all hedging transactions in connection with our obligations under the securities;

(iii)  any and all assets and positions relating to hedging transactions by us or our affiliates are assets and positions of those entities and are not assets and positions held for the benefit of the purchaser or holder;

(iv)  our interests are adverse to the interests of the purchaser or holder; and

(v)   neither we nor any of our affiliates is a fiduciary or adviser of the purchaser or holder in connection with any such assets, positions or transactions, and any information that we or any of our affiliates may provide is not intended to be impartial investment advice.

Each purchaser and holder of the securities has exclusive responsibility for ensuring that its purchase, holding and disposition of the securities do not violate the prohibited transaction rules of ERISA or the Code or any Similar Law. The sale of any securities to any Plan or plan

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subject to Similar Law is in no respect a representation by us or any of our affiliates or representatives that such an investment meets all relevant legal requirements with respect to investments by plans generally or any particular plan, or that such an investment is appropriate for plans generally or any particular plan. In this regard, neither this discussion nor anything provided in this document is or is intended to be investment advice directed at any potential Plan purchaser or at Plan purchasers generally and such purchasers of these securities should consult and rely on their own counsel and advisers as to whether an investment in these securities is suitable.

However, individual retirement accounts, individual retirement annuities and Keogh plans, as well as employee benefit plans that permit participants to direct the investment of their accounts, will not be permitted to purchase or hold the securities if the account, plan or annuity is for the benefit of an employee of Morgan Stanley, Morgan Stanley Wealth Management or a family member and the employee receives any compensation (such as, for example, an addition to bonus) based on the purchase of the securities by the account, plan or annuity.

Additional considerations:	Client accounts over which Morgan Stanley, Morgan Stanley Wealth Management or any of their respective subsidiaries have investment discretion are not permitted to purchase the securities, either directly or indirectly.
Supplemental information regarding plan of distribution; conflicts of interest:

Selected dealers, which may include our affiliates, and their financial advisors will collectively receive from the agent a fixed sales commission of $5 for each security they sell.

MS & Co. is an affiliate of MSFL and a wholly owned subsidiary of Morgan Stanley, and it and other affiliates of ours expect to make a profit by selling, structuring and, when applicable, hedging the securities.

MS & Co. will conduct this offering in compliance with the requirements of FINRA Rule 5121 of the Financial Industry Regulatory Authority, Inc., which is commonly referred to as FINRA, regarding a FINRA member firm’s distribution of the securities of an affiliate and related conflicts of interest. MS & Co. or any of our other affiliates may not make sales in this offering to any discretionary account. See “Plan of Distribution (Conflicts of Interest)” and “Use of Proceeds and Hedging” in the accompanying product supplement for auto-callable securities.

Validity of the securities:	In the opinion of Davis Polk & Wardwell LLP, as special counsel to MSFL and Morgan Stanley, when the securities offered by this pricing supplement have been executed and issued by MSFL, authenticated by the trustee pursuant to the MSFL Senior Debt Indenture (as defined in the accompanying prospectus) and delivered against payment as contemplated herein, such securities will be valid and binding obligations of MSFL and the related guarantee will be a valid and binding obligation of Morgan Stanley, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability (including, without limitation, concepts of good faith, fair dealing and the lack of bad faith), provided that such counsel expresses no opinion as to (i) the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law on the conclusions expressed above and (ii) any provision of the MSFL Senior Debt Indenture that purports to avoid the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law by limiting the amount of Morgan Stanley’s obligation under the related guarantee. This opinion is given as of the date hereof and is limited to the laws of the State of New York, the General Corporation Law of the State of Delaware and the Delaware Limited Liability Company Act. In addition, this opinion is subject to customary assumptions about the trustee’s authorization, execution and delivery of the MSFL Senior Debt Indenture and its authentication of the securities and the validity, binding nature and enforceability of the MSFL Senior Debt Indenture with respect to the trustee, all as stated in the letter of such counsel dated November 16, 2017, which is Exhibit 5-a to the Registration Statement on Form S-3 filed by Morgan Stanley on November 16, 2017.
Contact:	Morgan Stanley clients may contact their local Morgan Stanley branch office or Morgan Stanley’s principal executive offices at 1585 Broadway, New York, New York 10036 (telephone number (866) 477-4776). All other clients may contact their local brokerage representative. Third-party distributors may contact Morgan Stanley Structured Investment Sales at (800) 233-1087.
Where you can find more information:	Morgan Stanley and MSFL have filed a registration statement (including a prospectus, as

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supplemented by the product supplement for auto-callable securities and the index supplement) with the Securities and Exchange Commission, or SEC, for the offering to which this communication relates. You should read the prospectus in that registration statement, the product supplement for auto-callable securities, the index supplement and any other documents relating to this offering that Morgan Stanley and MSFL have filed with the SEC for more complete information about Morgan Stanley, MSFL and this offering. You may get these documents without cost by visiting EDGAR on the SEC web site at.www.sec.gov. Alternatively, Morgan Stanley, MSFL, any underwriter or any dealer participating in the offering will arrange to send you the prospectus, the product supplement for auto-callable securities and the index supplement if you so request by calling toll-free 1-(800)-584-6837.

You may access these documents on the SEC web site at.www.sec.gov as follows:

Product Supplement for Auto-Callable Securities dated November 16, 2017

Index Supplement dated November 16, 2017

Prospectus dated November 16, 2017

Terms used but not defined in this document are defined in the product supplement for auto-callable securities, in the index supplement or in the prospectus.

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Annex A—The EURO STOXX® Select Dividend 30 Index

The EURO STOXX® Select Dividend 30 Index (the “Index”) is a price-return index that tracks the performance of the 30 highest-dividend-yielding stocks selected from the EURO STOXX® Index, which is a broad subset of the STOXX Europe 600® that represents large, mid and small capitalization companies of 11 Eurozone countries: Austria, Belgium, Finland, France, Germany, Ireland, Italy, Luxembourg, the Netherlands, Portugal and Spain.  Although the Index tracks the performance of high-dividend-yielding companies, it is a price-return index and, therefore, the return on the Index will not include any dividends paid on the securities that make up the Index. The Index is calculated, maintained and published by STOXX Limited.

The Index was created by STOXX Limited, which is owned by Deutsche Börse AG and SIX Group AG.  The Index has a base date of December 30, 1998 and a base value of 1,000. The Index is disseminated on the STOXX Limited website, which sets forth, among other things, the country, industrial sector and weight of each component included in the Index and updates these weightings at the end of each quarter.  Information contained in the STOXX Limited website is not incorporated by reference in, and should not be considered a part of, this document. We have derived all information regarding the Index, including its make-up and method of calculation, from publicly available information, without independent verification.

The Index is composed of the 30 highest-dividend-yielding stocks selected from the EURO STOXX® Index. STOXX first ranks companies from the EURO STOXX® Index based on an outperformance factor equal to the net dividend yield of the company against the net dividend yield of the EURO STOXX® Index in order to form a selection list of up to 60 stocks. A minimum liquidity level is applied for screening purposes. The components are then ranked and all components ranked from 1 to 60 in the selection list remain eligible for inclusion in the Index. The ranking is based on a weight determination described below. If the number of component stocks is ever below 30, the highest-ranked non-components are added until there are 30 stocks. The composition of the Index is reviewed annually in March and is also subject to ongoing maintenance. If STOXX becomes aware of changes relating to the components of the Index, the following index adjustments may occur: if a company cancels one of its dividends, it will be deleted from the Index and a replacement will be implemented two trading days later and become effective on the subsequent trading day; if a company lowers its dividend, it will remain in the Index until the next selection list becomes available.

The weight determination is calculated as follows:

Other than as set forth above, the Index is maintained and calculated using the same general methodology as the EURO STOXX 50® Index. For more information, see “EURO STOXX 50® Index” in the accompanying index supplement.

The securities are not sponsored, endorsed, sold or promoted by STOXX Limited. STOXX Limited makes no representation or warranty, express or implied, to the owners of the securities or any member of the public regarding the advisability of investing in securities generally or in the securities particularly. The EURO STOXX® Select Dividend 30 Index is determined, composed and calculated by STOXX Limited without regard to Morgan Stanley or the securities. STOXX Limited has no obligation to take the needs of Morgan Stanley or the owners of the securities into consideration in determining, composing or calculating the EURO STOXX® Select Dividend 30 Index. STOXX Limited is not responsible for and has not participated in the determination of the timing of, prices at, or quantities of the securities to be issued or in the determination or calculation of the equation by which the securities are to be converted into cash. STOXX Limited has no obligation or liability in connection with the administration, marketing or trading of the securities.

STOXX LIMITED DOES NOT GUARANTEE THE ACCURACY AND/OR THE COMPLETENESS OF THE EURO STOXX® SELECT DIVIDEND 30 INDEX OR ANY DATA INCLUDED THEREIN AND STOXX LIMITED SHALL HAVE NO LIABILITY FOR ANY ERRORS, OMISSIONS, OR INTERRUPTIONS THEREIN. STOXX LIMITED MAKES NO WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY MORGAN STANLEY, OWNERS OF THE SECURITIES, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE EURO STOXX® SELECT DIVIDEND 30 INDEX OR ANY DATA INCLUDED THEREIN. STOXX LIMITED MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES, OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE EURO STOXX® SELECT DIVIDEND 30 INDEX OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL STOXX LIMITED HAVE ANY LIABILITY FOR ANY LOST PROFITS OR INDIRECT, PUNITIVE, SPECIAL OR CONSEQUENTIAL DAMAGES OR LOSSES, EVEN IF NOTIFIED OF THE POSSIBILITY THEREOF.

“EURO STOXX® Select Dividend 30” and “STOXX®” are registered trademarks of STOXX Limited. The securities are not sponsored, endorsed, sold or promoted by STOXX Limited, and STOXX Limited makes no representation regarding the advisability of investing in the securities.

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